Sub-Item 77Q1: Exhibits

(a)Copies of any material amendments to the Registrant's charter or by-laws

Amended and Restated Schedule A to Amended and Restated Agreement and Declaration of Trust of FundVantage Trust (the "Trust") was previously filed with the SEC as exhibit 28(a)(iii) to Post-Effective Amendment No. 181 to the Trust's Registration Statement on Form N-1A ("Registration Statement") filed with the SEC on January 29, 2018 (SEC Accession No. 0001104659-18-004768)
and incorporated herein by reference.

(e) Copies of any new or amended registrant investment advisory contracts

Investment Advisory Agreement with Arabesque Asset Management Ltd was previously filed with the SEC as exhibit 28(d)(xvi) to Post-Effective Amendment No. 177 to the Trust's Registration Statement on Form N-1A ("Registration Statement") filed with the SEC on December 1, 2017, (SEC Accession No. 0001104659-17-071458) and incorporated herein by reference.

Amended and Restated Schedules A and B to the Investment
Advisory Agreement with Gotham Asset Management, LLC was previously filed with the SEC as exhibit 28(d)(xii)(B) to Post-
Effective Amendment No. 181 to the Trust's Registration
Statement on Form N-1A ("Registration Statement") filed with the
SEC on January 29, 2018 (SEC Accession No. 0001104659-18-004768)
and incorporated herein by reference.